Exhibit 99.3

Dover Corporation First Quarter 2010 Conference Call April 23, 2010 9:00 am

2 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

3 Dover's Q1 2010 Performance Continuing Earnings Per Share 2008 $3.67 Revenue $ 1.6B ^ 15% EPS (cont.) $0.65 ^ 97% Segment Margins 15.0% ^ 480 bps Organic Revenue ^ 7% Net Acq. Growth ^ 5% Free Cash Flow $48M ^ 43% Quarterly revenue and earnings increases reflect improving end-markets, and benefits of prior restructuring Sequential and year-over-year bookings improvement is broad-based; book-to-bill of 1.12 Segment operating margin of 15.0%; also strong sequential improvement vs. Q4 2009 Organic revenue growth of 7% driven by Fluid Solutions and Electronic Technologies Q1 Q1/Q1 2009 $1.99 $0.65 2010

4 Revenue Q1 2010 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -2% 2% 10% 33% 7% Net Acquisitions - 15% 3% - 5% Currency 1% 4% 2% 3% 3% Total -1% 21% 15% 36% 15%

5 Sequential Results - Q1 10 / Q4 09 Material Handling Fluid Solutions Mobile Equipment Energy Product Identification Engineered Products ^ 5% ^ 2% Flat Electronic Technologies

6 Industrial Products Revenue growth in military winch and auto service, offset by weakness in construction, trailer and certain military applications Margin improvements driven by prior restructuring efforts Quarterly bookings up 32% year-over-year on strong military winch orders and improving auto-service markets Construction related businesses beginning to see modest pick-up in orders Book-to-bill remains positive for second straight quarter at 1.01 $ in millions Q1 2010 Q1 2009 % Change Revenue $429 $435 -1% Earnings $ 51 $ 35 +48% Margin 11.9% 7.9% ^ 400 bps Bookings $435 $329 +32% Quarterly Comments

7 Engineered Systems Revenue gains from Product ID and 2009 acquisitions; Tyler & Barker acquisitions: $57M Improved operating margin negatively impacted by product mix, material inflation at SWEP and weakness in commercial cooking equipment Markem-Imaje business trends remain solid; Datamax-O'Neil dealing with supply shortages •Bookings up 43% year over year reflecting strong seasonal upswing at Hill Phoenix; book- to-bill is 1.22 $ in millions Quarterly Comments Q1 2010 Q1 2009 % Change Revenue $484 $401 +21% Earnings $ 55 $ 43 +27% Margin 11.3% 10.8% ^ 50 bps Bookings $589 $412 +43%

8 Fluid Management Revenue growth driven by NA rig count growth, shale basin activity and solid pump demand Operating margin remained strong at 22.8% Pump markets showing nice recovery and Inpro-Seal acquisition off to a good start Bookings growth solid across the segment; book-to-bill 1.02 $ in millions Quarterly Comments Q1 2010 Q1 2009 % Change Revenue $381 $331 +15% Earnings $ 87 $ 75 +15% Margin 22.8% 22.8% Flat Bookings $388 $293 +32%

9 Electronic Technologies Year-over-year revenue growth driven by strong demand for electronic assembly equipment and MEMS microphones MEMS, hearing aid, electronic assembly and commercial telecom continue to improve sequentially Operating margin of 15.4% resulting from higher volume and restructuring benefits Year-over-year bookings up at every company resulting is book- to-bill of 1.23 $ in millions Quarterly Comments Q1 2010 Q1 2009 % Change Revenue $291 $214 +36% Earnings $ 45 ($ 12) +471% Margin 15.4% (5.7%) ^ 2110 bps Bookings $358 $224 +60%

Q1 2010 Overview Q1 2010 Free Cash Flow $47.7 million, 3% of revenue Net Interest Expense $27.2 million, up $5 million from prior year reflecting lower yield on cash balances Net Debt to Capital 19.4%, up 100 bps from year-end 2009, as a result of investments in working capital Effective Tax Rate (ETR) 31.4%, down 370 bps from last year due to geographic earnings mix. Corporate Expense $33.3 million, up $8.6 million reflecting costs associated with supply chain and relocation 10

11 2010 Guidance - Update Revenue: Core revenue: ^ 7% - 10% 2009 Acquisitions: ^ 3% Total revenue: ^ 10% - 13% Corporate expense: ^ $130 million Interest expense: $105 - $110 million Full-year tax rate: 29% - 30% Capital expenditures: ^ 2.5% of revenue Free cash flow for full year: ^ 10% of revenue Full year EPS: $2.70 - $2.95

12 2010 EPS Guidance Bridge - Cont. Ops 2009 EPS - Continuing Ops $1.99 Volume, mix, price (inc. FX): $0.60 - $0.84 2009 acquisitions: $0.10 Net benefits of restructuring/productivity: $0.45 - $0.51 Compensation & benefits: ($0.10 - $0.18) Corporate expense: ($0.04) Interest: ($0.03) Tax rate / other: ($0.27 - $0.24) 2010 EPS - Continuing Ops $2.70 - $2.95